                                    March 3, 1997


TO ALL CREDITORS OF HARRAH'S JAZZ COMPANY, HARRAH'S JAZZ FINANCE CORP. AND HARRAH'S NEW ORLEANS INVESTMENT COMPANY:

The undersigned act as counsel to Harrah's Jazz Company, Harrah's Jazz Finance Corp. and Harrah's New Orleans Investment Company (the "Debtors"). Together with Harrah's Entertainment, Inc., the Debtors have filed a plan of reorganization, a copy of which is enclosed.

In the FRONT POCKET of the envelope containing these materials you will find a ballot for use in voting on the Debtors' plan of reorganization. In addition, you also should find enclosed:

A.  Notice;

B. The Debtors' Third Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated February 26, 1997;

C.  The Debtors' Third Amended Joint Disclosure Statement Pursuant to
    Section 1125 of the Bankruptcy Code dated February 26, 1997;

D. Order approving Disclosure Statement, Fixing Time for Filing Acceptances or Rejections of Plan, Setting Bar Date for Filing Certain Bondholder Claims, Setting Time and Date for Confirmation Hearing, Limiting Notice of Confirmation Hearing, and Approving Notice Thereof;

E.  Voting Procedures; and

F. A pre-addressed envelope for returning your executed ballot to the balloting agent.

If you have not received all of these enclosures or require a replacement or different ballot, please contact the balloting agent IN WRITING at the following address: Mr. James Woodring, Price Waterhouse LLP, P.O. Box 81109, Chicago, IL 60681. Please do NOT contact him with any questions about the plan or disclosure statement, as the balloting agent is prohibited from discussing the contents of the plan or disclosure statement with creditors.

Sincerely,


/s/ Daniel R. Murray                        /s/ Edward M. Heller
----------------------------                ---------------------------
Daniel R. Murray, Esq.                      Edward M. Heller, Esq.
Jenner & Block                              Bronfin & Heller
One IBM Plaza                               650 Poydras St., Suite 2500
Chicago, IL  60611                          New Orleans, LA  70130


                                            Counsel for Harrah's New
/s/ William H. Patrick                      Orleans Investment Company
----------------------------
William H. Patrick, III
William H. Patrick, III, A
Professional Law Corporation
10636 Linkwood Drive
Baton Rouge, LA  70810


Counsel for Harrah's Jazz Company
and Harrah's Jazz Finance Corp.